AMENDMENT 1 TO WARRANT PURCHASE AGREEMENT

THIS AMENDMENT 1 (this “Agreement”) to WARRANT PURCHASE AGREEMENT (“Original Agreement”) dated April 10, 2015 (“Effective Date”) is entered into effect on this December 12, 2015 (“Amendment Date”) by and between Helpful Alliance Company with principal address as 700 West Hillsboro Blvd, Suite 1-100, Deerfield Beach, FL 33441, a Florida corporation (the “Company”), and AssetsTZ Holdings LLC 3900 Hollywood Blvd, Suite 103, Hollywood, FL 33021 (“Investor”).

RECITALS

WHEREAS, on April 10, 2015 the Company and the Investor entered into Warrant Purchase Agreement (“Warrant”), which is currently in effect;

WHEREAS, the Company and the Investor desire to amend certain sections of the Warrant as stated herein, and

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor, intending to be legally bound, agree to the following:

Section 4(a) shall be amended in its entirety and read as following:

The Company shall: (i) prepare and file with the Commission a registration statement under the Securities Act (as the same may be amended or supplemented from time to time, the “Registration Statement”) with respect to the offer and sale by the Investor of the Warrant Shares within one hundred eighty days (180) days of the Effective Date hereof (the “Filing Date”); and (ii) use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission. The Company shall use commercially reasonable efforts to maintain the effectiveness of such Registration Statement until the earliest to occur of the following: (i) all of the Warrant Shares have been disposed of by the Investor pursuant to the Registration Statement or otherwise transferred (or in the case of the Warrants registration, all of the Warrants have been disposed by the Investor or have expired); or (ii) the Warrant Shares can be resold pursuant to subsection (k) of Rule 144, promulgated under the Securities Act, or any similar provisions then in effect.

All other sections of the Original Agreement shall remain as originally executed.

IN WITNESS WHEREOF, this Agreement has been duly executed on the date first set forth above.

Company: Helpful Alliance Company	Investor: AssetsTZ Holdings LLC

/s/ Sergey Gurin	/s/ Val Zevel
Sergey Gurin, Chief Financial Officer	Val Zevel, Managing Member